[Letterhead of Miller, Ellin & Company, LLP]

December 27, 2007

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statement made by Novamerican Steel Inc. which we understand will be filed with the U.S. Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K as part of Amendment No. 1 to the Form 8-K of Novamerican Steel Inc. dated December 7, 2007 (the “Form 8-K/A”). We agree with the statements concerning our firm in such Form 8-K/A.

Very truly yours,

/s/ Miller, Ellin & Company, LLP

Miller, Ellin & Company, LLP